Exhibit 10.5

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

2012 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this 2012 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Allied World Assurance Company Holdings, AG and its shareholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the growth and financial success of the Company. This Plan is intended to replace the Allied World Assurance Company Holdings, AG Third Amended and Restated 2001 Employee Stock Option Plan, the Allied World Assurance Company Holdings, AG Third Amended and Restated 2004 Stock Incentive Plan and the Allied World Assurance Company Holdings, AG Third Amended and Restated Long-Term Incentive Plan (collectively, the “Prior Plans”), which Prior Plans shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s shareholders, except that any awards granted under the Prior Plans shall remain in effect pursuant to their terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under this Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) that is granted pursuant to Section 6(f); (b) that is settled in cash; and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

“Cause” shall (a) have the meaning set forth in an Award Agreement; or (b) if there is no definition set forth in an Award Agreement, mean (i) the Participant’s willful failure (except where due to physical or mental incapacity), willful neglect or willful refusal to substantially perform the Participant’s duties in connection with the Participant’s employment with or service to the Company or its Affiliates; (ii) any willful or intentional act of the Participant with regard to the Company or its Subsidiaries that has the effect of injuring the reputation or business of the Company or its Subsidiaries in a material manner; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, the commission of a criminal act that would constitute a felony in the United States; (iv) the commission by the Participant of an act of fraud, embezzlement or material dishonestly against the Company or its Subsidiaries (other than a good faith expense account dispute); (v) the Participant’s breach of a material provision of an applicable employment agreement; or (vi) the triggering of “cause” in an applicable employment agreement.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that, except in the case of a transaction similar to a transaction described in subparagraph (b)(iii) below, any definition of Change of Control shall require the consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control transaction or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), in each case, other than the Board;

(ii) the consummation of a merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries (but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable) or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or any successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, as a result of beneficially owning such Company Voting Securities, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company); (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company; and (3) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person or “group” (as used in Section 13(d) of the Exchange Act) (other than (A) the Company; (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (C) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company; (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities; or (z) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer this Plan.

“Company” means Allied World Assurance Company Holdings, AG, a corporation organized under the laws of Switzerland, together with any successor thereto.

“Deferred Share Unit” means an Award (a) that is granted pursuant to Section 6(e); and (b) that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement or determined by the Committee, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-Share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares; or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Good Reason” shall (a) have the meaning set forth in an Award Agreement; or (b) if there is no definition set forth in an Award Agreement, mean, without the Participant’s written consent, (i) an adverse change in the Participant’s employment title; (ii) a material diminution in the Participant’s employment duties, responsibilities or authority, or the assignment to the Participant of duties that are materially inconsistent with the Participant’s position; (iii) any reduction in the Participant’s base salary or target annual bonus (other than broad-based reductions applicable to all executive officers of the Company), in each case, as in effect on the date on which an Award is granted to the Participant; or (iv) the triggering of “good reason” in an applicable employment agreement.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b); and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to any successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b); and (b) is not an Incentive Stock Option.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under this Plan.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(g).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award or Cash Incentive Award under this Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or Cash Incentive Award.

“Qualifying Termination” means a termination of employment or services by the Company without Cause or by the Participant for Good Reason.

“Restricted Share” means a Share that is granted under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award (a) that is granted under Section 6(d); (b) that is designated as such in the applicable Award Agreement; and (c) that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act (or any successor rule thereto).

“SAR” means a stock appreciation right Award (a) that is granted under Section 6(c); and (b) that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Settlement Date” means the date following the end of a Performance Period on which a Performance Compensation Award is settled or otherwise paid.

“Shares” means common shares of the Company or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, amalgamation, consolidation, split-up, combination, exchange of shares or other similar transaction; or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. This Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent the Board deems it necessary or desirable to comply with the rules of the NYSE, Rule 16b-3, Section 162(m) of the Code or any other applicable laws or rules, the Committee shall, as the case may be, be composed of two or more directors, all of whom shall meet the independence requirements of such laws or rules.

(b) Authority of the Committee. Subject to the terms of this Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have discretion to administer this Plan, including the authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of Awards; (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which

Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, this Plan and any instrument or agreement relating to, or Award made under, this Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) Committee Decisions. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award shall be within the discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or any beneficiary of any Award and any shareholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Association or Organizational Regulations, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Association, the Organizational Regulations or any other agreement providing for indemnification, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Officers. The Committee may delegate, on such terms and conditions as it determines in its discretion, to one or more officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its discretion, at any time and from time to time, grant Awards to non-employee directors and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under this Plan shall be equal to 1,500,000 (such amount, the “Plan Share Limit”).

(ii) Subject to adjustment as provided in Section 4(b), (A) each Share with respect to which an Option or stock-settled SAR (regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR) is granted under this Plan shall be deemed to utilize 0.36 Shares of the Plan Share Limit and (B) each Share with respect to which any other Award denominated in Shares is granted under this Plan shall be deemed to utilize 1 Share of the Plan Share Limit. Awards that are settled in cash shall not count against the Plan Share Limit. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Incentive Stock Options granted under this Plan shall be equal to the Plan Share Limit (such amount, the “Plan ISO Limit”).

(iii) If any Award granted under this Plan is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto) or settled other than wholly by delivery of Shares (including cash settlement), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of this Section 4(a) and the number of Shares remaining available for issuance shall be increased by such number of Shares (but not above the Plan Share Limit). Notwithstanding the foregoing, the unused portion of the Plan Share Limit and the Plan ISO Limit shall not be increased, and the Shares available for issuance shall not otherwise increase, as a result of the surrender or tender of Shares to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award.

(iv) With respect to Awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under this Plan shall not exceed 650,000 (such amount, the “Annual Individual Limit”); (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under this Plan shall not exceed the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Limit; and (C) in the case of all Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under this Plan to any Participant in any fiscal year of the Company shall not exceed $40,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit and (3) the Annual Individual Limit; and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such adjustment.

(ii) In the event that the Committee determines that any reorganization, merger, amalgamation, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including, the Plan Share Limit, the Plan ISO Limit and the Annual Individual Limit; and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (y) the Exercise Price, if applicable, with respect to any Award; (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the

Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under this Plan in the form of (i) Options; (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of this Plan and the interests of the Company, (vii) Cash Incentive Awards and (viii) Performance Compensation Awards. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i) Grant. Subject to the provisions of this Plan, the Committee shall have discretion to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under this Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan; provided that such Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option shall become vested and exercisable with respect to 25% of the Shares subject to such Option on each of the first four anniversaries of the date of grant. Each Option shall be deemed to be exercised when written notice of such exercise and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been delivered to either (A) the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company Secretary; or (B) to a third-party stock plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Awards under the Plan in accordance with the procedures established by such third-party stock plan administrator, approved by the Company and communicated to Holder from time to time, or as otherwise specified by the Committee in the applicable Award Agreement. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal, state or foreign securities laws, as it may deem necessary or advisable.

(iv) Payment. Without limiting Section 9(l), no Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payments may be made in cash (or its equivalent) or by any other method (or combination of methods) acceptable to the Company and any third-party stock plan administrator as may be arranged for by the Company or Committee from time to time for purposes of the administration of outstanding Awards under the Plan, including, (A) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest); (B) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company; (C) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option; or (D) through any other method (or combination of methods) as approved by the Committee; provided that, the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered or withheld in accordance with this Section 6(b)(iv) is at least equal to such aggregate Exercise Price.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of this Plan, the Committee shall have discretion to determine (A) the Participants to whom SARs shall be granted; (B) subject to Section 4(a), the number of SARs to be granted to each Participant; (C) the Exercise Price thereof; and (D) the terms and conditions of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each SAR shall become vested with respect to 25% of the Shares subject to such SAR on each of the first four anniversaries of the date of grant.

(iv) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) 90 days after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of this Plan, the Committee shall have discretion to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted; (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant; (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company; and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Transfer Restrictions. No Restricted Share may be sold, assigned, transferred, pledged or otherwise encumbered except as provided in this Plan or as may be provided in the applicable Award Agreement. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise specified by the Committee in the applicable Award Agreement, Restricted Shares and RSUs shall become vested with respect to 25% of the Shares subject to such Awards on each of the first four anniversaries of the date of grant. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(g) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Other Stock-Based Awards. Subject to the provisions of this Plan, the Committee shall have discretion to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.

(f) Cash Incentive Awards. (i) Grant. Subject to the provisions of this Plan, the Committee shall have discretion to determine (A) the Participants to whom Cash Incentive Awards shall be granted; (B) subject to Section 4(a), the value (or formula for determining the value) of Cash Incentive Awards to be granted to each Participant; (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company; and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the value of Cash Incentive Awards that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of this Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of all or a portion of the value of the Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii) Payment. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(g) must be satisfied in order for a Participant to be entitled to payment.

(g) Performance Compensation Awards. (i) General. The Committee shall have the authority but not the obligation, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under this Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(g). In addition, the Committee shall have the authority to grant Performance Compensation Awards that are not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. For the avoidance of doubt, if any of the requirements of this Section 6(g) are not satisfied, then the Award, even if designated as a Performance Compensation Award, shall not qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(ii) Eligibility. The Committee shall, in its discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period.

(iii) Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall select (A) the length of such Performance Period; (B) the types of Performance Compensation Awards to be issued; (C) the Performance Criteria that shall be used to establish the Performance Goals; and (D) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goals with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) share price; (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (C) operating income, (D) earnings per share (including specified types or categories thereof); (E) cash flow (including specified types or categories thereof); (F) revenues (including specified types or categories thereof); (G) return measures (including specified types or categories thereof); (H) shareholder return measures (including specified types or categories thereof); (I) sales or product volume; (J) working capital; (K) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (L) objective measures of productivity or operating efficiency; (M) costs (including specified types or categories thereof); (N) expenses (including specified types or categories thereof); (O) product unit and pricing targets; (P) premiums written and sales of particular products; (Q) combined ratio; (R) operating ratio; (S) leverage ratio; (T) credit rating; (U) borrowing levels; (V) market share (in the aggregate or by segment); (W) level or amount of acquisitions; (X) economic value; (Y) enterprise value; (Z) book, economic book or intrinsic book value (including book value per share); (AA) improvements in capital structure; (BB) underwriting income or profit; (CC) underwriting return on capital; (DD) underwriting return on equity; and (EE) customer satisfaction survey results. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal); or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the Settlement Date to be eligible for payment in respect of a Performance Compensation Award for such Performance Period; provided that, to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the Settlement Date, or to the designee or estate of a Participant who died prior to the Settlement Date.

(B) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive a payment in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(g)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that such payment has been earned.

(C) Certification. Following the completion of a Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Compensation Award for the Performance Period.

(D) Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by this Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code); or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a). Notwithstanding the foregoing, if a Performance Compensation Award is not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code at the time of grant or at any time thereafter, the limitations on the Committee’s discretion set forth in Section 6(g)(iv) shall not apply with respect to such Performance Compensation Award.

(h) Dividends and Dividend Equivalents. In the discretion of the Committee, an Award, other than an Option, SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its discretion, including (A) payment directly to the Participant; (B) withholding of such amounts by the Company subject to vesting of the Award; or (C) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that a Participant shall be eligible to receive dividends or dividend equivalents in respect of any Performance Compensation Award that is payable upon the achievement of Performance Goals only to the extent that (1) the Performance Goals for the relevant Performance Period are achieved and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Award has been earned for such Performance Period.

SECTION 7. Amendment and Termination. (a) Amendments to this Plan. Subject to any applicable law or government regulation and the rules of NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, this Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase either the Plan Share Limit or the Plan ISO Limit; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), (ii) change the class of employees or other individuals eligible to participate in this Plan or (iii) result in a Repricing (as defined below) being permitted without approval by the Company’s shareholders. No amendment, modification or termination of this Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively (including, without limitation, by taking any action that would cause a Performance Compensation Award that qualified as “qualified performance-based compensation” under Section 162(m) of the Code at the time of grant to cease to so qualify at the time of payment); provided, however, that, except as set forth in this Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof; (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment; or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR (any such action, a “Repricing”), unless such amendment, cancelation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or Repricing of such Option or SAR.

SECTION 8. Change of Control. Unless otherwise provided in the applicable Award Agreement or an employment agreement between a Participant and the Company or one of its Subsidiaries, in the event of a Change of Control after the date of the adoption of this Plan, (a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, upon a Qualifying Termination within two years following a Change of Control; (b) all Awards designated as Performance Compensation Awards shall automatically vest and be paid out upon a Qualifying Termination within two years following a Change of Control at the same percentage at which the Company is expensing such Award for financial reporting purposes immediately prior to the Qualifying Termination; and (c) all other outstanding Awards (i.e., other than Options,

SARs and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse upon a Qualifying Termination within two years following a Change of Control.

SECTION 9. General Provisions. (a) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(b) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance; and (ii) the Board or the Committee may adopt rules permitting the transfer, solely as gifts during the Participant’s lifetime, of Awards to (x) members of a Participant’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members (such term meaning the Participant’s spouse, parent, child, stepchild, grandchild and the spouses of such family members) and (y) charitable institutions; provided, however, that Incentive Stock Options granted under this Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of this Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(d) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.

(e) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

(g) No Rights as a Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under this Plan until such Participant has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(h) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(k) Recoupment of Awards. Any Award Agreement may (i) provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or similar foreign law; or (ii) include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company or for a specified period thereafter as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 9(k) shall not be the Company’s exclusive remedy with respect to such matters.

(l) Withholding. (i) Authority to Withhold and Deduct. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes or tax deductions in respect of an Award, its exercise or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may be permitted to satisfy, in whole or in part, the foregoing tax liabilities (A) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest); (B) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of an Option or SAR or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares) and to deliver cash promptly to the Company; (C) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of an Option or SAR or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares); or (D) through any other method (or combination of methods) as approved by the Committee; provided that, the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company and Shares withheld by the Company in accordance with this Section 9(l)(ii), as of the date of such tender, is at least equal to the amount of the foregoing tax liabilities.

(m) Sections 409A and 457A. (i) It is intended that the provisions of this Plan comply with Sections 409A and 457A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A and 457A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under this Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of this Plan to the contrary, in light of the uncertainty with respect to the proper application of Sections 409A and 457A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A or 457A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A or 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under this Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(p) Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

(q) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(r) Headings and Construction. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

SECTION 10. Term of this Plan. (a) Effective Date. This Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders.

(b) Expiration Date. No Award shall be granted under this Plan after the tenth anniversary of the date this Plan is approved by the Company’s shareholders under Section 10(a). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.